As filed with the Securities and Exchange Comission
                        on March 18, 1996

                    Registration No. 33-79688

-----------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                --------------------------------

                 POST-EFFECTIVE AMENDMENT NO. 1

                               to
                            FORM S-3

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                --------------------------------

                   Continental Airlines, Inc.
     (Exact name of registrant as specified in its charter)


           Delaware                          74-2099724
(State or other jurisdiction of           (I.R.S. employer
incorporation or organization)         identification number)

                 2929 Allen Parkway, Suite 2010
                      Houston, Texas 77019
                         (713) 834-2950
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                --------------------------------

                     Jeffery A. Smisek, Esq.
      Senior Vice President, General Counsel and Secretary
                   Continental Airlines, Inc.
                 2929 Allen Parkway, Suite 2010
                      Houston, Texas 77019
                         (713) 834-2950
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Copies of correspondence to:

    Jeffery A. Smisek, Esq.             Michael L. Ryan, Esq.
  Continental Airlines, Inc.           Cleary, Gottlieb, Steen
2929 Allen Parkway, Suite 2010                & Hamilton
     Houston, Texas 77019                 One Liberty Plaza
                                      New York, New York  10006



                --------------------------------

               Approximate date of commencement of
                  proposed sale to the public:
          From time to time after the effective date of
            this Registration Statement as determined
                      by market conditions.

                --------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
plans, please check the following box:  (   )
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ( X )

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  (   )
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  (   )
     If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.  (   )

                --------------------------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                        EXPLANATORY NOTE
 This Registration Statement includes two separate Prospectuses covering securities to be registered, as follows:
               (1)  Pass Through Certificates; and
                      (2)  Debt Securities.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


           SUBJECT TO COMPLETION - DATED MARCH 18, 1996

PROSPECTUS

                   Continental Airlines, Inc.
                    Pass Through Certificates

     Up to $1,000,000,000 aggregate principal amount of Pass Through Certificates (the "Certificates") (or such greater amount, if Certificates are issued at an original issue discount, as shall result in aggregate proceeds of $1,000,000,000) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Continental Airlines Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to a Pass Through Trust Agreement (a "Basic Agreement") and the supplement thereto (a "Trust Supplement") relating to such Trust between Continental Airlines, Inc. (the "Company"), and Shawmut Bank Connecticut, National Association, or First Security Bank of Utah, National Association (each a "Trustee"), as trustee. Each Certificate of a series will represent a fractional undivided interest in the related Trust and, except as described in the applicable Prospectus Supplement, will have no rights, benefits or interests in respect of any other Trust. The property of the Trusts will consist of securities including, equipment notes issued (a) on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions (the "Leased Aircraft Notes") to finance or refinance a portion of the equipment cost of aircraft, including engines (each, a "Leased Aircraft" and collectively, the "Leased Aircraft"), which have been or will be leased to the Company, or (b) with recourse to the Company (the "Owned Aircraft Notes" and, together with any Leased Aircraft Notes, the "Equipment Notes") to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines (each, an "Owned Aircraft" and collectively, the "Owned Aircraft" and, together with Leased Aircraft, the "Aircraft"), which have been or will be purchased and owned by the Company.

     Certain specific terms of the particular Certificates in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the Trustees, the Trust or Trusts relating to such Certificates, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes, the leveraged lease transactions or financing arrangements, as the case may be, relating to such Equipment Notes, a description of any other securities to be purchased by such Trust or Trusts and other special terms relating to such Certificates and the net proceeds from the offering of such Certificates. If so specified in the applicable Prospectus Supplement, the Certificates may be issued in accordance with a book-entry system.

     Equipment Notes may be issued in respect of an Aircraft in one or more series, each series having its own interest rate and final maturity date. One or more series of Equipment Notes issued in respect of an Aircraft may be senior or subordinate to one or more other series of Equipment Notes. A separate Trust will purchase all of the series of the Equipment Notes relating to the respective Aircraft and having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust and maturity dates occurring on or before the final distribution date applicable to such Certificates. Interest paid on the Equipment Notes and other securities, if any, held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes and other securities, if any, held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust.

     The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in the owner's right, title and interest in such Aircraft and, in the case of the Leased Aircraft, by a security interest in the lessor's right, title and interest in the lease relating thereto, including the right to receive rentals payable by the Company in respect of such Leased Aircraft. Although the Leased Aircraft Notes will not be direct obligations of, or guaranteed by, the Company, the amounts unconditionally payable by the Company for lease of Leased Aircraft will be sufficient to pay in full when due all payments scheduled to be made on the corresponding Leased Aircraft Notes.

     The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

     This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                --------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.

                --------------------------------

         The date of this Prospectus is March 18, 1996.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer, broker or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                --------------------------------

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the
Commission: Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1300, Seven World Trade Center, New York, New York 10048; and The Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines
Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Annual Report on Form 10-K for the year ended December 31, 1995, previously filed by Continental with the Commission pursuant to the Exchange Act, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995 are hereby incorporated into this Prospectus by reference and made a part hereof.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Continental will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Secretary, telephone (713) 834-2950.

                           THE COMPANY

     Continental is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by 1995 revenue passenger miles) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), serves 175 airports worldwide.

     The Company operates its domestic route system primarily through its hubs at Newark, Houston Intercontinental and Cleveland, each of which is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. Continental is the primary carrier at each of these hubs, accounting for 50%, 77% and 53% of all daily jet departures as of February 16, 1996. Continental, CMI and Express together directly serve 127 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. Internationally, Continental flies to 58 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 49 weekly departures to five European cities and markets service to three other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. In addition, Continental flies to three cities in South America, recently commenced service between Newark and Lima, Peru and is scheduled to commence service between Newark and Quito, Ecuador (via Bogota, Colombia) in June 1996. Through Guam and Saipan, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston,
Texas  77019, and its telephone number is (713) 834-2950.

                     FORMATION OF THE TRUSTS

     In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates issued, pursuant to separate Trust Supplements to be entered into between a Trustee and Continental in accordance with the terms of the relevant Basic Agreement. Concurrently with the execution and delivery of each Trust Supplement, the relevant Trustee, on behalf of the Trust formed thereby, will enter into a separate financing, refinancing or purchase agreement with respect to one or more Equipment Notes (each such financing, refinancing or purchase agreement being herein referred to as a "Note Purchase Agreement") relating to one or more of the Aircraft described in the applicable Prospectus Supplement and may enter into an agreement for the purchase of other securities of the Company or otherwise ("Other Securities"), as described in the Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase all of the series of Equipment Notes relating to the respective Aircraft and having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders (as defined in the Basic Agreements) of the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes".

                         USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates offered pursuant to any Prospectus Supplement will be issued in order to facilitate (a) the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by Continental, as lessee, with respect to the Leased Aircraft as described in the applicable Prospectus Supplement, (b) the financing of the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by Continental in respect of the Owned Aircraft as described in the applicable Prospectus Supplement and
(c) the purchase of certain merchandise, insurance and services, as described in the Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the proceeds from the sale of the Certificates offered pursuant to any Prospectus Supplement will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase either (a) Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees (as defined below) to finance or refinance a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of the related Leased Aircraft or (b) Owned Aircraft Notes issued by Continental to finance all or a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of the related Owned Aircraft and, under certain circumstances, to purchase Other Securities, as described in the Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes or Other Securities on or prior to the date specified therefor in the applicable Prospectus Supplement will be distributed on a Special Distribution Date (as hereinafter defined) to the applicable Certificateholders, together with interest, but without premium. See "Description of the Certificates -- Special Distribution Upon Unavailability of Aircraft".

     The Leased Aircraft Notes will be issued under separate Trust Indenture and Security Agreements (the "Leased Aircraft Indentures") between an institution specified in the related Prospectus Supplement as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee") and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each individually, and collectively as to each such trust, the "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion (as specified in the applicable Prospectus Supplement) of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Simultaneously with the acquisition of each Leased Aircraft, the related Owner Trustee leased or will lease such Aircraft to Continental pursuant to a separate lease agreement (each such lease agreement being herein referred to as a "Lease"). The Owned Aircraft Notes will be issued under separate Trust Indenture and Security Agreements (the "Owned Aircraft Indentures" and, collectively, with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Continental.

               RATIOS OF EARNINGS TO FIXED CHARGES

     The following information for the years ended December 31, 1991 and 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993 and for the years ended December 31, 1994 and 1995 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code".

     For the years ended December 31, 1991 and 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993 and for the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $316 million, $131 million, $979 million, $60 million and $667 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the year ended December 31, 1995 was 1.53. For purposes of calculating this ratio, earnings consist of earnings before taxes and minority interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.


                 DESCRIPTION OF THE CERTIFICATES

     In connection with each offering of Certificates, one or more separate trusts will be formed and one or more series of Certificates will be issued pursuant to a Basic Agreement either between Continental and Shawmut Bank Connecticut, National Association, as Trustee, or between Continental and First Security Bank of Utah, National Association, as Trustee, and one or more separate Trust Supplements to be entered into between Continental and the relevant Trustee. The statements made under this caption are summaries, and reference is made to the detailed provisions of the Basic Agreements, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Basic Agreements are substantially identical, except for the identity of the Trustee. The summaries relate to the Basic Agreements and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby and identifies which Trustee will act with respect to each specific series of Certificates. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement and Indenture and, if the Certificates relate to Leased Aircraft, the forms of the related Lease, Trust Agreement and Participation Agreement and, if the Certificates relate to Other Securities, the form of the related purchase or subscription agreement, if any, will be filed as exhibits to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, to be filed by Continental with the Commission. Citations to certain relevant sections of the Basic Agreements appear below in parentheses.

     The Certificates offered pursuant to this Prospectus will be limited to $1,000,000,000 aggregate principal amount (or such greater amount if Certificates are issued at an original issue discount, as shall result in aggregate proceeds to Continental of $1,000,000,000).

     Certain provisions of the description of the Certificates in this Prospectus do not necessarily apply to one Certificate of each Trust which may be issued in a denomination of less than $1,000.

General

     Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include the Equipment Notes or Other Securities (or both) held in such Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Trustee for the benefit of Certificateholders in accounts relating to such Trust. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes and Other Securities held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof. (Sections 2.1 and 3.1) The Certificates do not represent an interest in or obligation of Continental, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any of the foregoing.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as hereinafter defined) and Special Distribution Dates (as hereinafter defined) applicable to such Certificates; (3) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system; (4) a description of the Equipment Notes to be purchased by the related Trust, including
(a) whether or not such Equipment Notes are senior or subordinate to any other Equipment Notes and if so, the terms and conditions pursuant to which such Equipment Notes are senior to or subordinate to other Equipment Notes, and (b) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed, in whole or in part; (5) a description of each related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft; (6) a description of each related Note Purchase Agreement and Indenture, including a description of the events of default under each such related Indenture, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to the related Equipment Notes; (7) if such Certificates relate to Leased Aircraft, a description of each related Lease, Trust Agreement and Participation Agreement, including (a) the names of each related Owner Trustee, (b) a description of the events of default under each such related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies, and (c) the rights, if any, of each related Owner Trustee and/or Owner Participant to cure failures of Continental to pay rent under the related Lease;
(8) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (9) the extent, if any, to which the Company may acquire Certificates and deliver such Certificates or cash to the respective Trusts and obtain the release of Equipment Notes held by such Trusts; (10) whether the Certificates are issuable as registered Certificates, bearer Certificates or both, and the terms upon which bearer Certificates may be exchanged for registered Certificates; (11) if applicable, a description of the Other Securities, if any, to be purchased by the related Trust, including payment or other distribution dates with respect to such Other Securities and the other terms and conditions of such Other Securities and any related purchase or subscription agreements; and (12) any other special terms pertaining to such Certificates, including any modification of the terms set forth herein.

Book-Entry Registration

     The Certificates of each Trust may be issued in bearer or fully registered form and may be issued pursuant to a book-entry system. In the event that the Certificates of any series in registered form are issued pursuant to a book-entry system, it is anticipated that such Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. (Section 3.9)

     Continental has been advised that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest, as well as notices and other reports, from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, as well as notices and other reports, since such payments, notices and other reports will be forwarded by the relevant Trustee to Cede, as nominee for DTC. DTC will forward such payments, notices and other reports to DTC Participants, which will thereafter forward such payments, notices and other reports to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices.
The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, it is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the relevant Trustee as Certificateholders, as such term is used in the Basic Agreements, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants or Certificate Owners, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the inability of Certificate Owners to obtain a physical certificate for such Certificates.

     Continental has been advised that DTC will take any action permitted to be taken by a Certificateholder under a Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, Continental has been advised that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

     Neither Continental nor the relevant Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

     In the event Certificates in registered form are issued pursuant to a book-entry system as described above, such Certificates may be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Continental advises the relevant Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Continental is unable to locate a qualified successor, (ii) Continental, at its option, elects to terminate participation in the book-entry system through DTC in respect of the Certificates or (iii) after the occurrence of an Indenture Default (as hereinafter defined), Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the relevant Trustee and Continental through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.9)

     Upon the occurrence of any event described in the immediately preceding paragraph, the relevant Trustee will be required to notify all Certificate Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of written instructions for re-registration, the relevant Trustee will reissue the Certificates as Definitive Certificates to the persons designated by DTC in such written instructions.
(Section 3.9)

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the relevant Trustee directly in accordance with the procedures set forth in the applicable Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the relevant Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Sections 4.2 and 11.1)

     Definitive Certificates in registered form will be freely transferable and exchangeable at the office of the relevant Trustee upon compliance with the requirements set forth in the applicable Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required. (Section 3.4)

Payments and Distributions

     Payments of principal, premium, if any, and interest with respect to the Equipment Notes or Other Securities held in each Trust will be distributed by the relevant Trustee to Certificateholders of such Trust on the dates specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes or Other Securities are in default. See "-- Events of Default and Certain Rights Upon an Event of Default". Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the relevant Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes -- General". Except as otherwise specified in the applicable Prospectus Supplement, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

     Payments of principal, premium, if any, and interest received by the relevant Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date, received by the relevant Trustee following a default in respect of Equipment Notes held in a Trust relating to one or more Aircraft ("Special Payments") will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date"). The relevant Trustee will mail notice to the Certificateholders of record of the applicable Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the relevant Trustee stating such anticipated Special Distribution Date. (Section 4.2)

Pool Factors

     Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below) or a default in the payment of principal or interest, in respect of one or more issues of the Equipment Notes held in a Trust, as described in the applicable Prospectus Supplement or below in "-- Events of Default and Certain Rights Upon an Event of Default", the Pool Factor (as defined below) for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

     The "Pool Balance" for each Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Trustee and not yet distributed. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing
(i) the Pool Balance by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be l.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

Reports to Certificateholders

     On each Regular Distribution Date and Special Distribution Date, the relevant Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Trust as of the immediately preceding record date a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates for such Trust, as to
(i) and (ii) below):

               (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

               (ii) the amount of such distribution allocable to interest; and

               (iii) the Pool Balance and the Pool Factor for such Trust. (Section 4.3(a))

     So long as the Certificates are registered in the name of Cede, as nominee for DTC, (a) on the record date immediately prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date and (b) on each Regular Distribution Date and Special Distribution Date, the relevant Trustee will deliver to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding by such DTC Participant to Certificate Owners. (Section 3.9(c))

     In addition, after the end of each calendar year, the relevant Trustee will prepare for each Certificateholder of record of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder of record during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the relevant Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.3(b)) Such report and such other items shall be prepared on the basis of information supplied to the relevant Trustee by the DTC Participants and shall be delivered by the relevant Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the relevant Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Voting of Equipment Notes

     The Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the related Indentures. Each Basic Agreement sets forth the circumstances in which the Trustee thereunder shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion and the circumstances in which such Trustee shall seek instructions from the Certificateholders of such Trust. Prior to an Event of Default (as defined below) with respect to any Trust, the principal amount of the Equipment Notes held in such Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Certificates held by the Certificateholders of such Trust taking the corresponding position. (Sections 6.1 and 10.1)

Events of Default and Certain Rights Upon an Event of Default

     An event of default under the Basic Agreement (an "Event of Default") is defined as the occurrence and continuance of an event of default under one or more of the Indentures (an "Indenture Default"). The Indenture Defaults under an Indenture will be described in the applicable Prospectus Supplement and, with respect to the Leased Aircraft, will include an event of default under the related Lease (a "Lease Event of Default"). Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would result in an Event of Default under each such Trust. There will be, however, no cross-default provisions in the Indentures, and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled.

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises such cure right, the Indenture Default and consequently the Event of Default with respect to the related Trust or Trusts will be deemed to have been cured.

     The Basic Agreements provide that, as long as an Indenture Default under any Indenture relating to the Equipment Notes held in a Trust shall have occurred and be continuing, the Trustee of such Trust may vote all of the Equipment Notes issued under such Indenture that are held in such Trust and, upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, shall vote a corresponding majority of such Equipment Notes in favor of directing the Loan Trustee under such Indenture to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Basic Agreements also provide that, if an Indenture Default under any Indenture relating to the Equipment Notes held in a Trust shall have occurred and be continuing, the Trustee of such Trust may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, vote all of the Equipment Notes issued under such Indenture that are held in such Trust in favor of directing the Loan Trustee as to the time, method and place of conducting any proceeding for any remedy available to the Loan Trustee or of exercising any trust or power conferred on the Loan Trustee under such Indenture. (Sections 6.1 and 6.4)

     The ability of the holders of the Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the related Indenture or to direct the exercise of remedies by the Loan Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. If, for example, the Equipment Notes held in such Trust constitute only 45% in aggregate principal amount of the Equipment Notes issued under such Indenture, even if all of the Certificateholders of such Trust were to instruct the Trustee of such Trust to direct the Loan Trustee to declare the acceleration of the Equipment Notes issued under such Indenture, the Equipment Notes so voted by such Trust in favor of acceleration would not alone be sufficient under the terms of the Indenture to compel the Loan Trustee to act. Moreover, there can be no assurance that the Certificateholders of any of the other Trusts would at such time vote the Equipment Notes held in such Trusts in favor of acceleration. Each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Aircraft. In addition, so long as the same institution acts as Trustee of two or more Trusts, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Basic Agreement.

     As an additional remedy, if an Indenture Default shall have occurred and be continuing, the Basic Agreements provide that the Trustee of the Trust holding Equipment Notes issued under such Indenture may, and upon the direction of the holders of the Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, sell for cash to any person all or part of such Equipment Notes in accordance with applicable laws, including any applicable securities laws. (Sections 6.1 and 6.2) Any proceeds received by such Trustee upon any such sale shall be deposited in an account established by such Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.1 and 4.2) The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price or that the net proceeds from such sale would be equal to the unpaid principal amount of and interest on such Equipment Notes. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee of any Trust sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or such Trustee. Furthermore, neither such Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Default under any Indenture relating to a Leased Aircraft, the applicable Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.1, 4.2 and 6.2)

     Any funds representing payments received with respect to any Equipment Notes held in a Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. Permitted Investments are defined as obligations of the United States or agencies or instrumentalities thereof, the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Sections 1.1 and 4.4)

     The Basic Agreements provide that the Trustee of each Trust shall, within 90 days after the occurrence of any event known to it to be a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.1)

     Each Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Basic Agreement at the request of such Certificateholders. (Section 7.2)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default or Event of Default with respect to such Trust and its consequences and may instruct the Trustees to waive any past default under the related Indenture or the Basic Agreement or the applicable Trust Supplement and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.5) Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. In the event of a waiver with respect to a Trust as described above, the principal amount of the Equipment Notes issued under the related Indenture and held in such Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Equipment Notes required to waive a default or an Indenture Default. Therefore, if the Certificateholders of a Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Notes held either individually in such Trust or in the aggregate in such Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Default shall be waived.

Merger, Consolidation and Transfer of Assets

     Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other Person unless
(i) the surviving successor or transferee shall (a) be organized and validly existing under the laws of the United States or any jurisdiction thereof, (b) be a United States certificated air carrier, if and so long as such status is a condition of entitlement to the benefits of section 1110 of the Bankruptcy Code (as defined below) with respect to the Owned Aircraft Indentures and the Leases and (c) expressly assume all of the obligations of Continental contained in the Basic Agreements, any Trust Supplement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Participation Agreements and the Leases, and any other operative documents to which Continental was a party immediately prior to such transaction; (ii) no Indenture Default or Lease Event of Default shall arise as a result of such consolidation, merger or transfer of assets and (iii) Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. (Section 5.2)

     The Basic Agreements do not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not contain any covenants or provisions which may afford the Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

Modifications of the Basic Agreements

     Each Basic Agreement contains provisions permitting Continental and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates held in such Trust, (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power in such Basic Agreement conferred upon Continental, (iv) to correct or supplement any defective or inconsistent provision of such Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interests of the holders of such Certificates or to cure any ambiguity or correct any mistake,
(v) to modify, eliminate or add to the provisions of such Basic Agreement to such extent as shall be necessary to continue the qualification of such Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to such Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of such Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, and (vii) to make any other amendments or modifications to such Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter. (Section 9.1)

     The Basic Agreements also contain provisions permitting Continental and the Trustee of each Trust, with the consent of the holders of the Certificates of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and, with respect to any Leased Aircraft in certain cases, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreements, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due,
(b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreements or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreements or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreements or such Trust Supplement, or (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment. (Section 9.2)

Modification of Indenture and Related Agreements

     In the event that a Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes), such Trustee shall send a notice of such proposed amendment, modification or waiver to each Certificateholder of such Trust of record as of the date of such notice. Such Trustee shall request instructions from the Certificateholders of such Trust as to whether or not to consent to such amendment, modification or waiver. Such Trustee shall vote or consent with respect to such Equipment Notes in such Trust in the same proportion as the Certificates of such Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Trust shall have occurred and be continuing, such Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Trust, in its own discretion consent to such amendment, modification or waiver and may so notify the relevant Loan Trustee. (Section 10.1)

Termination of the Trusts

     The obligations of Continental and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreements and the applicable Trust Supplement and the disposition of all property held in such Trust. Such Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of such Trustee specified in such notice of termination. (Section 11.1)

Delayed Purchase

     In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes or Other Securities contemplated to be held in the related Trust, such Equipment Notes or Other Securities may be purchased by the relevant Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, such Trustee will hold the proceeds from the sale of such Certificates not used to purchase such Equipment Notes or Other Securities in an escrow account pending the purchase of such Equipment Notes or Other Securities not so purchased. Such proceeds will be invested at the direction and risk of, and for the account of, Continental in certain specified investments, which may include:
(i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation,
(iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $100,000,000, which banks or their holding companies have a short-term deposit rating of P1 by Moody's Investors Service, Inc. or its equivalent by Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in
(iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $100,000,000 with any of the obligations described in (i) through (iv) as collateral; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "specified investment" unless the final maturity date or date of return of such investment is on or before (x) the scheduled date for the purchase of such Equipment Notes, or (y) if no date has been scheduled for the purchase of such Equipment Notes, the next Business Day, or
(z) if Continental has given notice that such Equipment Notes will not be purchased, the next applicable Special Distribution Date. Earnings on such investments in the escrow account for each Trust will be paid to Continental periodically, upon its demand, and Continental will be responsible for any losses. (Section 2.2(b))

     Unless otherwise specified in the applicable Prospectus Supplement, on the next Regular Distribution Date specified in the applicable Prospectus Supplement, Continental will pay to the relevant Trustee an amount equal to the interest that would have accrued on any Equipment Notes or Other Securities purchased after the date of the issuance of such Certificates from the date of the issuance of such Certificates to, but excluding, the date of the purchase of such Equipment Notes or Other Securities by such Trustee. (Section 2.2(b))

Special Distribution Upon Unavailability of Aircraft

     To the extent, due to a casualty to, or other event causing the unavailability of, one or more Aircraft, that the full amount of the proceeds from the sale of any Certificates held in the escrow account referred to above is not used to purchase Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the relevant Trustee to the holders of record of such Certificates on a pro rata basis upon not less than 20 days' prior notice to them as a Special Distribution on the date specified in the applicable Prospectus Supplement together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium, and Continental will pay to the relevant Trustee on such date an amount equal to such interest. (Section 2.2(b))

The Trustees

     With certain exceptions, no Trustee makes any representations as to the validity or sufficiency of the Basic Agreement to which it is a party, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. No Trustee shall be liable with respect to any series of Certificates, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement to which it is a party. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under such Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to such Trustee indemnity satisfactory to it. Each Basic Agreement provides that the Trustee thereunder in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Continental and, with respect to the Leased Aircraft, with any Owner Trustee or Owner Participant with the same rights it would have if it were not the Trustee. (Sections 7.2, 7.3 and 7.4)

     A Trustee may resign with respect to any or all of the Trusts at any time, in which event Continental will be obligated to appoint a successor trustee. If a Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Continental may remove such Trustee, or any holder of the Certificates of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of a Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.8) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to a Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     Each Basic Agreement provides that Continental will pay the reasonable fees and expenses of the Trustee thereunder and indemnify such Trustee against certain losses and liabilities.
To secure such obligation of the Company, such Trustee will have a lien prior to the Certificates of a series on all property and funds held by it with respect to the Certificates of such series. (Section 7.6)

               DESCRIPTION OF THE EQUIPMENT NOTES

The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement.
Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective
Indentures, such statements refer to any Equipment Notes and any Indenture.

General

     Each Equipment Note issued under the same Indenture will relate to a single Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture either
(a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Aircraft, and the related Loan Trustee, or (b) between Continental and the related Loan Trustee.

     The Equipment Notes issued under an Indenture may rank pari passu with each other or may be issued in two or more series of different rank. If such Equipment Notes are issued in two or more series of different rank, the terms and conditions upon which each such series is senior to or subordinate to each other such series will be set forth in the applicable Prospectus Supplement.

     With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft from Continental or the manufacturer of such Aircraft, as the case may be, has granted or will grant a security interest in its right, title and interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Continental pursuant to the related Lease which has been or will be assigned as security to the related Loan Trustee. Pursuant to each such Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Owner Trustee in amounts that will be sufficient to make payments of the principal and interest scheduled to be made in respect of such Leased Aircraft Notes when and as due and payable.

     The rental obligations of Continental under each Lease and the obligations of Continental under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Continental. Except in certain circumstances involving Continental's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes are not obligations of, or guaranteed by, Continental. See "--Assumption of Obligations by Continental".

Principal and Interest Payments

     Interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding
Business Day without any additional interest.

Security

     The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage granted to such Loan Trustee of the Owner Trustee's right, title and interest in such Aircraft, subject to the rights of Continental under such Lease and (iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights with respect to such Aircraft under the purchase agreement for such Aircraft. Under the terms of each Lease, Continental's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, Continental will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay (or cause to be paid) all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of Continental's right, title and interest in and to the related Owned Aircraft and a security interest in certain of Continental's rights with respect to such Aircraft under the purchase agreement between Continental and the related manufacturer. If so specified in a Prospectus Supplement, prior to the delivery of an Owned Aircraft, the Equipment Notes with respect thereto may be secured by the Company's interest in the purchase agreement for such Owned Aircraft. Under the terms of each Owned Aircraft Indenture, Continental will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay (or cause to be paid) all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     Continental will be required, except under certain circumstances, to keep each Aircraft registered under the Federal Aviation Act of 1958, as amended (the "Aviation Act"), and to record the Indenture and the Lease, if any, among other documents, with respect to each Aircraft under the Aviation Act. Such recordation of the Indenture, the Lease, if any, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions and, with certain exceptions, in those jurisdictions that have ratified or adhered to the Convention on the International Recognition of Rights in Aircraft (the "Convention"). Continental will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the related Loan Trustee shall have received an opinion of Continental's counsel that, among other things, confirms that the Loan Trustee's right to repossession under the Indenture is valid and enforceable under the laws of such country in each case subject, in certain cases, to certain filings, recordations or other actions.
Subject to certain limitations, each Aircraft may also be operated by Continental or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes are not cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, any other Lease. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may not exercise any of the rights of the related Owner Trustee under the related Lease, except the right to receive payments thereunder. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Continental pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     Unless otherwise indicated in the applicable Prospectus Supplement, Continental will be obligated to carry insurance with insurers of recognized responsibility with respect to each Aircraft, at its own cost and expense, against such risks, in such amounts, with such deductibles or self-insurance amounts and in such form as Continental customarily maintains with respect to other aircraft owned or operated by Continental, in each case similar to the respective Aircraft, and operating on similar routes in similar geographic locations. Continental may be permitted to maintain coverage below certain stipulated values and, with respect to certain Aircraft, may be permitted to self-insure, in certain circumstances. Therefore, no assurance will be given that any insurance will be carried in the future, or, if it is carried, as to the amount of such insurance. Continental and any permitted sublessee of an Aircraft will be named as insured parties under all insurance policies required by the related Lease. The related Trustee, Loan Trustee, Owner Trustee, if any, and Owner Participant, if any, will be named additional insureds, which will afford each of them the rights but not the obligations of a coinsured or an additional insured.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Continental (except in the case of a Lease Event of Default under the applicable Lease, if any, or, in the case of an Indenture Default under the applicable Indenture) in certain investments described in the related Indenture. The net amount of any loss resulting from any such investments will be paid by Continental.

     Section 1110 of Title 11 of the United States Code (the "Bankruptcy Code") provides that the right of a secured party with a purchase money equipment security interest in, or of a lessor or conditional vendor of, aircraft, aircraft engines, propellers, appliances, or spare parts, as defined in Section 101 of the Aviation Act, that are subject to a purchase money equipment security interest granted by, leased to, or conditionally sold to, an air carrier operating under a certificate of convenience and necessity issued by the Civil Aeronautics Board, to take possession of such equipment in compliance with the provisions of a purchase money equipment security agreement, lease, or conditional sale contract, as the case may be, is not affected by (i) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (ii) the provision of the Bankruptcy Code allowing the debtor in possession and/or the bankruptcy trustee to use property of the bankruptcy estate during the bankruptcy case and (iii) any power of the bankruptcy court to enjoin a repossession. Section 1110 of the Bankruptcy Code provides, however, that the right of a lessor, conditional vendor or holder of a purchase money equipment security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if within such 60-day period, the debtor in possession and/or the bankruptcy trustee agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Prospectus Supplement for each offering will discuss the availability of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

Payments and Limitation of Liability

     Each Leased Aircraft will be leased separately by the related Owner Trustee to Continental for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and other payments under each such Lease will be payable by Continental in accordance with the terms specified in the applicable Prospectus Supplement, and will be assigned by the related Owner Trustee under the related Indenture to provide the funds necessary to pay scheduled principal and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. Continental's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Continental.

     With respect to the Leased Aircraft Notes, except in certain circumstances involving Continental's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Continental. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable in respect of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Indenture Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the related Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Continental).

     With respect to the Leased Aircraft Notes, except as otherwise provided in the related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes.

     Continental's obligations under each Owned Aircraft
Indenture and under the Owned Aircraft Notes will be general obligations of Continental.

Defeasance and Covenant Defeasance in Certain Circumstances

     Unless otherwise specified in the applicable Prospectus Supplement, (i) the obligations of Continental with respect to Owned Aircraft Notes of or within any series and the obligations of the Owner Trustee with respect to any Leased Aircraft Notes of or within any series shall be deemed to have been discharged and paid in full ("defeasance") (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) or (ii) Continental shall be deemed to have been released from its obligations with respect to certain covenants applicable to the Equipment Notes of or within any series ("covenant defeasance"), on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such defeasance may occur only if, among other things, the Loan Trustee has received (a) an opinion of counsel, to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or covenant defeasance, as the case may be (such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date such Equipment Notes were issued), and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred, (b) an officers' certificate and an opinion of counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance and (c) any additional conditions to such defeasance or covenant defeasance which may be imposed on the Company. In addition, a nationally recognized firm of independent public accounts must deliver to the Loan Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Equipment Notes. The Indentures do not provide the holders of the Equipment Notes with recourse against such firm.

     The Company may exercise its defeasance option with respect to such Equipment Notes notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Equipment Notes may not be accelerated because of a Default or an Event of Default. If the Company exercises its covenant defeasance option, payment of such Equipment Notes may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Equipment Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate. Upon the occurrence of a covenant defeasance, the holder of the Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate and the Company will be released only from its obligations to comply with certain covenants contained in the Indenture, as more fully discussed in the applicable Prospectus Supplement.

Assumption of Obligations by Continental

     Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Continental of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Continental may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the related Loan Trustee under such Indenture should, immediately following such assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such Section 1110 are not available to the Loan Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption.

                 FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Certificates to the initial purchasers thereof and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions, all as in effect on the date of this Prospectus and all of which are subject to change or different interpretations. The discussion below does not purport to address all of the federal income tax consequences that may be applicable to particular categories of investors, some of which (for example, insurance companies and foreign investors) may be subject to special rules. The statements of law and legal conclusions set forth herein are based upon the opinion of Hughes Hubbard & Reed, counsel to Continental.
Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.
The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners of the affected Trust.

General

     Based upon an interpretation of analogous authorities under currently applicable law, and assuming that the Trusts' activities are limited to those currently set forth in the relevant Basic Agreement, the Trusts should not be classified as associations taxable as corporations, but, rather, each should be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificate Owner of each Trust should be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and any other property held by such Trust.

     Each Certificate Owner should be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes and any other property held by the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received (or deemed received) by the Trustee of such Trust. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee of such Trust, whichever is earlier.

     A purchaser of a Certificate should be treated as purchasing an interest in each Equipment Note and any other property in the related Trust at a price determined by allocating the purchase price paid for the Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of the Certificate. Unless otherwise indicated in a Prospectus Supplement, the Company believes that when all the Equipment Notes have been acquired by the related Trust the purchase price paid for a Certificate by an original purchaser of a Certificate should be allocated among the Equipment Notes in the related Trust in proportion to their respective principal amounts.

     If an Equipment Note held by a Trust is sold, redeemed, or otherwise disposed of, a Certificate Owner should be considered to have sold its pro rata share of that Equipment Note, and will recognize gain or loss equal to the difference between its adjusted tax basis in its interest in the Equipment Note and its pro rata share of the amount realized by the Trust on the sale, redemption, or disposition (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Equipment Note is a capital asset in the hands of the Certificate Owner and will be long-term capital gain or loss if the Equipment Note is considered to have been held for more than one year. Net long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

Sales of Certificates

     A Certificate Owner that sells a Certificate should recognize gain or loss as though it sold its pro rata portion of the assets held by the Trust, with the federal income tax consequences described above.

Original Issue Discount

     The Equipment Notes may be issued with original issue discount ("OID"). The Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

Market Discount

     A Certificate Owner should be considered to have acquired an interest in an Equipment Note at a "market discount" to the extent the remaining principal amount of the Equipment Note (or, in the case of an Equipment Note issued with OID, its adjusted issue price) allocable to such Certificate Owner's Certificate exceeds such Certificate Owner's tax basis allocable to such Equipment Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificate Owner should be subject to the market discount rules of Sections 1276 to 1278 of the Code with regard to its interest in the Equipment Note.

     In the case of a sale, redemption or certain other dispositions of indebtedness subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale, redemption, or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which such indebtedness was held.

     In the case of a partial principal payment on indebtedness subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in gross income as ordinary income upon a sale or disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously so included.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, a constant interest method. However, in the case of installment obligations (such as certain or all of the Equipment Notes), the manner in which market discount is to be accrued has been left to Treasury regulations not yet issued. Until such Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations with market discount may elect to accrue market discount either on the basis of a constant interest rate or as follows: in the case of an installment obligation issued without OID, the amount of market discount that is deemed to accrue during any accrual period is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period, and, in the case of an installment obligation issued with OID, market discount is deemed to occur during any accrual period in proportion to the accrual of OID for such period.

     Under Section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in his gross income as it accrues. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

Premium

     A Certificate Owner should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner that holds such Certificate as a capital asset may elect to amortize such premium as an offset to interest income under Section 171 of the Code with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Generally, such amortization is on a constant yield basis. However, in the case of installment obligations (such as certain or all of the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations. See "Federal Income Tax Consequences -- Market Discount".

     If Equipment Notes may be called at a premium prior to maturity, amortizable premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any such amortizable premium.

Backup Withholding

     Payments made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements (and adequately demonstrates such exemption) under section 6049(b)(4) of the Code. Any such withheld amounts are allowed as a credit against the Certificate Owner's federal income tax.

Information Reporting

     Information reports will be made by the relevant Trustee to the Internal Revenue Service, and to Certificate Owners that are not exempt from the reporting requirements, annually or as otherwise required with respect to interest paid (and accrued OID, if any) on the Certificates.

                 CERTAIN STATE TAX CONSEQUENCES

     In respect of each offering of Certificates, a separate Trust for each series of Certificates being offered will be formed pursuant to a Basic Agreement between the Company and either Shawmut Bank Connecticut, a National Association with its corporate trust office in Connecticut ("Shawmut"), as trustee, or First Security
Bank of Utah, a National Association with its corporate trust office in Utah ("First Security Bank"), as trustee. Set forth below is a description of the opinion of Shipman & Goodman as to certain Connecticut state tax consequences for each Trust under which Shawmut is Trustee and the opinion of Ray, Quinney &
Nebeker as to certain Utah state tax consequences for each Trust under with First Security Bank is Trustee.

     Each of Shipman & Goodwin, counsel to Shawmut, and Ray, Quinney & Nebeker, counsel to First Security Bank, has advised the Company that, in its opinion, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, and that the Trusts' activities are limited to those currently set forth in the relevant Basic
Agreement (i) the Trusts will not be subject to any tax
(including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or the State of Utah, respectively, or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut or Utah, respectively, will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or the State of Utah, respectively, or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                      ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

       INFORMATION TO BE PROVIDED BY PROSPECTUS SUPPLEMENT

     The Prospectus Supplement which accompanies this Prospectus provides (i) more detailed information on use of proceeds (including the interest rate and maturity date of debt to be repaid, if any, with the proceeds of Certificates offered by such Prospectus Supplement), (ii) the amount of debt ranking senior to or in parity with the securities being offered by such Prospectus Supplement and (iii) the anticipated market for the securities being offered by such Prospectus Supplement. The Prospectus Supplement also provides a diagram illustrating the transactions pursuant to which the specific series of Certificates are being offered.

                      PLAN OF DISTRIBUTION

     The Certificates being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents;
(ii) to or through underwriters; (iii) through dealers; and (iv) directly to other purchasers.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase the Certificates may be solicited by agents designated by Continental from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by Continental to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Certificates so offered and sold.

     If the Certificates are sold by means of an underwritten offering, Continental will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make offers and sales of the Certificates in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Certificates in respect of which this Prospectus is delivered, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Certificates, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of the Certificates will be obligated to purchase all such Certificates if any are purchased. Continental does not intend to apply for listing of the Certificates on a national securities exchange. If the Certificates are sold by means of an underwritten offering, the underwriters may make a market in the Certificates as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Certificates and any such market making could be discontinued at any time at the sole discretion of such underwriter.
Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

     If a dealer is utilized in the sale of the Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Certificates so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase the Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
The terms of any such sales will be described in the Prospectus
Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Continental against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may engage in transactions with, or perform services for, Continental in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, agents, underwriters or dealers may be authorized to solicit offers by certain institutions to purchase the Certificates at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to agents, underwriters and dealers, soliciting purchases of the Certificates pursuant to Contracts accepted by Continental.

     The following information is included in this Prospectus because Certificates are to be offered and sold in the State of Florida.
The Company pays a small fee (approximately $83,000 in 1995) to Cubana Airlines, a company located in Cuba, in connection with overflights of Cuba. This information is accurate as of the date of this Prospectus. Current information concerning the business dealings of the Company or its affiliates with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Florida Department of Banking and Finance, Division of Securities and Investor Protection, The Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                         LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby has been passed upon for Continental by Hughes Hubbard & Reed, 1 Battery Park Plaza, New York, New York 10004. Unless otherwise indicated in the applicable Prospectus Supplement, Hughes Hubbard & Reed will rely on the opinions of counsel for each Trustee for the Certificates of each Trust, as to certain matters relating to the authorization, execution and delivery of such Certificates by, and the valid and binding effect thereof on, such Trustee.

                             EXPERTS

     The consolidated financial statements (including schedules incorporated by reference) of Continental Airlines, Inc. at December 31, 1995 and 1994 and for each of the two years ended December 31, 1995 and for the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

==================================================

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or in any accompanying
Prospectus Supplement in connection with the offer contained in this Prospectus and any accompanying
Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriters, agents or dealers. Neither this Prospectus nor any accompanying Prospectus
Supplement constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any accompanying
Prospectus Supplement nor any sale made hereunder and thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein or therein is correct at any time subsequent to the date hereof or thereof.

             _______________________


                 TABLE OF CONTENTS


Available Information
Incorporation of Certain Documents by
    Reference
The Company
Formation of the Trusts
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of the Certificates
Description of the Equipment Notes
Federal Income Tax Consequences
Certain State Tax Consequences
ERISA Considerations
Information to be Provided by Prospectus
    Supplement
Plan of Distribution
Legal Opinions
Experts

==================================================

==================================================




                    Continental
                  Airlines, Inc.




             Pass Through Certificates





                -------------------
                    PROSPECTUS
                -------------------




==================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


           SUBJECT TO COMPLETION - DATED MARCH 18, 1996

PROSPECTUS

Continental Airlines, Inc.

Debt Securities

     Continental Airlines, Inc. (the "Company" or "Continental") may from time to time offer, together or separately, its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of the Company (the "Debt Securities"), in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities offered pursuant to this Prospectus may be issued as unsecured and unsubordinated Debt Securities ("Senior Debt Securities") or as unsecured and subordinated Debt Securities ("Subordinated Debt Securities"), in one or more series and will be limited to $1,000,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of up to $1,000,000,000). Certain specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable: the specific designation (including whether the Offered Securities are Senior Debt Securities or Subordinated Debt Securities); the aggregate principal amount; the denomination; the maturity; the prepayment premium, if any; the rate (which may be fixed or variable) at which such Debt Securities will bear interest or the method of calculating such rate, if any; the time of payment of interest, if any; the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; terms, if any, for conversion into shares of the Company's Class B common stock, par value $.01 per share ("Class B common stock"); any terms of redemption at the option of the Company or the holder; any sinking fund provisions; the initial public offering price; and other special terms. The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

                --------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.

                --------------------------------

     The Company may sell the Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

     This Prospectus may not be used to consummate sales of Debt
Securities unless accompanied by a Prospectus Supplement.

         The date of this Prospectus is March 18, 1996.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, broker, dealer or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                --------------------------------

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission: Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1300, Seven World Trade Center, New York, New York 10048; and The Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Continental is the successor to Continental Airlines Holdings, Inc. ("Holdings"), which merged with and into Continental on April 27, 1993. Holdings had also been subject to the informational requirements of the Exchange Act.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Continental with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to Continental and Holdings and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Annual Report on Form 10-K for the year ended December 31, 1995, previously filed by Continental with the Commission pursuant to the Exchange Act, and all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1995 are hereby incorporated into this Prospectus by reference and made a part hereof.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Continental will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Secretary, telephone (713) 834-2950.

                           THE COMPANY

     Continental is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by 1995 revenue passenger miles) and, together with its wholly owned subsidiary, Continental Express, Inc. ("Express"), and its 91%-owned subsidiary, Continental Micronesia, Inc. ("CMI"), serves 175 airports worldwide.

     The Company operates its domestic route system primarily through its hubs at Newark, Houston Intercontinental and Cleveland, each of which is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. Continental is the primary carrier at each of these hubs, accounting for 50%, 77% and 53% of all daily jet departures as of February 16, 1996. Continental, CMI and Express together directly serve 127 U.S. cities, with additional cities (principally in the western and southwestern United States) connected to Continental's route system under agreements with America West Airlines, Inc. Internationally, Continental flies to 58 destinations and offers additional connecting service through alliances with foreign carriers. Continental operates 49 weekly departures to five European cities and markets service to three other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. In addition, Continental flies to three cities in South America, recently commenced service between Newark and Lima, Peru and is scheduled to commence service between Newark and Quito, Ecuador (via Bogota, Colombia) in June 1996. Through Guam and Saipan, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.

     The Company is a Delaware corporation. Its executive offices are located at 2929 Allen Parkway, Suite 2010, Houston, Texas
77019, and its telephone number is (713) 834-2950.

               RATIOS OF EARNINGS TO FIXED CHARGES

     The following information for the years ended December 31, 1991 and 1992 and for the period January 1, 1993 through April 27, 1993 relates to Continental's predecessor, Holdings. Information for the period April 28, 1993 through December 31, 1993 and for the years ended December 31, 1994 and 1995 relates to Continental. The information as to Continental has not been prepared on a consistent basis of accounting with the information as to Holdings due to Continental's adoption, effective April 27, 1993, of fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code".

     For the years ended December 31, 1991 and 1992, for the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993 and for the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $316 million, $131 million, $979 million, $60 million and $667 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. The ratio of earnings to fixed charges for the year ended December 31, 1995 was 1.53.
For purposes of calculating this ratio, earnings consist of earnings before taxes and minority interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

                         USE OF PROCEEDS

     Unless otherwise indicated in an applicable Prospectus Supplement, the net proceeds to Continental from the sale of the Securities offered by Continental hereby will be added to the working capital of Continental and will be available for general corporate purposes, among which may be repayment of outstanding indebtedness and the financing of capital expenditures by Continental.

                 DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued either as Senior Debt Securities or Subordinated Debt Securities. The Senior Debt Securities are to be issued under an Indenture between Continental and Bank One, Texas, National Association, as Trustee (the "Senior
Indenture").   The Subordinated Debt Securities are to be issued
under an Indenture between Continental and WTC Corporate Trust Services, as Trustee (the "Subordinated Indenture"). In this Prospectus, the Senior Indenture and the Subordinated Indenture are sometimes collectively referred to as the "Indentures" and individually as an "Indenture", and the trustees thereunder are sometimes collectively referred to as the "Trustees" and individually as a "Trustee". A copy of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following descriptions are summaries, subject to and qualified in their entirety by reference to, the detailed provisions of the Indentures. Capitalized terms used but not defined below under "Description of Debt Securities" are used as defined in the Indentures. The Indentures are substantially identical, except for certain provisions relating to subordination.


     The Debt Securities offered pursuant to this Prospectus will be limited to $1,000,000,000 aggregate principal amount (or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of up to $1,000,000,000). The statements herein relating to the Debt Securities and the Indentures are summaries, and reference is made to the detailed provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Without limiting the generality of the preceding sentence, whenever particular sections or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference. A glossary of certain defined terms used herein with respect to the Debt Securities is set forth under the heading "Glossary" below. Citations to certain relevant sections of the Indentures appear below in parentheses.

General

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued from time to time in one or more series. Senior Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate in right of payment to all Senior Debt. If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the amount of Senior Debt outstanding.

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the specific designation of such Debt Securities, including whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, upon the happening of a specified event, or at the option of a holder thereof or of the Company and the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such rights or obligations; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency units for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;
(13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities and coupons; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;
(17) the terms, if any, upon which Debt Securities may be converted into stock or other securities of the Company, including the initial conversion price or conversion rate, the conversion period and other conversion provisions; (18) whether the Debt Securities are issuable as registered Debt Securities, bearer Debt Securities or both, and the terms upon which bearer Debt Securities may be exchanged for registered Debt Securities; (19) if applicable, the terms of any blockage periods and any other special terms of subordination; and (20) any other special terms pertaining to such Debt Securities, including any modification of the terms set forth herein. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     The Indentures do not contain any covenant or provision which may afford holders of the Debt Securities protection in the event of a highly leveraged transaction which may or may not result in a change of control of the Company.

     Any covenants or other provisions included in a supplement or amendment to the Indentures for the benefit of the holders of any particular series of Debt Securities will be described in the applicable Prospectus Supplement.

Glossary

     Set forth below is a glossary of certain of the defined terms used in this Prospectus with respect to the Debt Securities.
Reference is made to the Indentures for the full definition of such terms, as well as any capitalized terms used herein for which no definition is provided.

     "Debt Securities" shall have the meaning set forth on the cover page.

     "Default" shall have the meaning set forth in the Section entitled "Events of Default, Notice and Certain Rights on Default."

     "Depositary" shall have the meaning set forth in the Section entitled "Global Debt Securities."

     "Offered Securities" shall have the meaning set forth on the cover page.

     "Registered Global Security" shall have the meaning set forth in the Section entitled "Global Debt Securities."

     "Senior Debt Securities" shall have the meaning set forth on the cover page.

     "Subordinated Debt Securities" shall have the meaning set forth on the cover page.

     Payment, Registration, Transfer and Exchange

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at such office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made
(i) by checks mailed by the Trustee to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a))

     Payment in respect of Debt Securities in bearer form will be payable in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections
3.5 and 9.2) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5)

Global Debt Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the "Depositary") or with a nominee or custodian for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indentures. (Section 3.8) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. The Company understands that, under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indentures, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or interest, if any, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.8)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Securities representing such Debt Securities. (Section 3.5)

Conversion Rights

     The terms on which Convertible Debt Securities of any series are convertible into Class B common stock will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the holder, or at the option of the Company, and may include provisions in which the number of shares of Class B common stock to be received by the holders of Convertible Debt Securities would be calculated according to the market price of Class B common stock as of a time stated in the Prospectus Supplement.

Consolidation, Merger or Sale by the Company

     The Indentures provide that the Company may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (a) in the case of a merger or consolidation, the Company is the surviving corporation or (b) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of such a sale, conveyance or other disposition, the successor or acquiring corporation is a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Debt Securities and any coupons appertaining thereto and under the Indentures, (ii) no Default or Event of Default shall arise as a result of such merger or consolidation, or such sale, conveyance, transfer or other disposition and (iii) certain other conditions are met. In the event a successor corporation assumes the obligations of the Company, such successor corporation shall succeed to and be substituted for the Company under the Indentures and under the Debt Securities and any coupons appertaining thereto and all obligations of the Company shall terminate. (Section 7.1)

Events of Default, Notice and Certain Rights on Default

     The Indentures provide that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series issued thereunder and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities affected thereby (voting as a class), by written notice to the Company (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal (or, if the Debt Securities of such series are original issue discount Debt Securities or indexed Debt Securities, such portion of the principal amount specified in the Prospectus Supplement) of all the Debt Securities of such series to be due and payable, provided that Debt Securities shall become immediately due and payable without prior notice upon a bankruptcy or insolvency of the Company. (Section 5.2)

     Events of Default with respect to Debt Securities of any series issued thereunder are defined in the Indentures as being: default for thirty days in payment of any interest on any Debt Security of that series or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; default in payment of principal of or premium, if any, on any Debt Securities of that series when due at maturity, upon acceleration, redemption or otherwise; default for forty-five days after notice to the Company by the Trustee for such series, or after notice by the holders of 25% in aggregate principal amount of the Debt Securities to which such covenant or agreement is applicable (treated as a class), in the performance of any other covenant or agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; and certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1)

     Events of Default, voting, notice and other provisions with respect to a specified series of Debt Securities may be added to the Indenture under which the series is issued and, if so added, will be described in the applicable Prospectus Supplement. (Section 3.1)

     The Indentures provide that the Trustee for any series of Debt Securities shall, within ninety days after the occurrence of a Default with respect to Debt Securities of that series, give to the holder of the Debt Securities of that series notice of all uncured Defaults known to it; provided that, except in the case of default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers (as defined therein) in good faith first determines that withholding such notice is in the interest of the holders of the Debt Securities of that series. (Section 6.6) "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default. (Section 1.l)

     The Indentures provide that the holders of a majority in aggregate principal amount of the Debt Securities of all series affected (voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8)

     The Indentures include a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of the Indentures.
(Section 9.6)

     The holders of a majority in aggregate principal amount of all series of Debt Securities affected (voting as a class) by notice to the Trustee for each such series may waive, on behalf of the holders of all Debt Securities of all such series, any past Default or Event of Default with respect to all such series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any of such series of Debt Securities. (Section 5.2) In addition, the holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, and interest, if any, on any such Debt Securities and certain other Defaults. (Section 5.7)

Modification of the Indentures

     The Indentures contain provisions permitting the Company and the Trustees to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form or in global form; (v) to add to, change or eliminate any provision affecting Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees;
(ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; or (x) to cure any ambiguity or correct any mistake and to correct or supplement any inconsistent provisions or to make any other provisions as the Company may deem necessary or desirable with respect to matters or questions arising under the Indentures, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series issued under the Indentures. (Section 8.1)

     The Indentures also contain provisions permitting the Company and the Trustees, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by such supplemental indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the holder of each Debt Security so affected, (i) change the time for payment of principal or interest, if any, on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or interest, if any, on any Debt Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Debt Security; (v) change the coin or currency in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;
(vii) reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indentures; (ix) if applicable, modify the subordination provisions in a manner adverse to the Holders of Subordinated Debt Securities or make any change that adversely affects the right to convert any Debt Security or (except as provided in the Indentures) decrease the conversion rate or increase the conversion price of any Debt Security; (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2)

Defeasance and Covenant Defeasance

     If indicated in the Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as described below) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the Trustee for such series (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in the amount sufficient to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. Upon the occurrence of a defeasance, the Company will be deemed to have paid and discharged the entire indebtedness represented by such Debt Securities and any coupons appertaining thereto and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto (except for (i) the rights of holders of such Debt Securities to receive, solely from the trust funds deposited to defease such Debt Securities, payments in respect of the principal of, premium, if any, and interest, if any, on such Debt Securities or any coupons appertaining thereto when such payments are due and
(ii) certain other obligations as provided in the Indentures). Upon the occurrence of a covenant defeasance, the Company will be released only from its obligations to comply with certain covenants contained in the Indenture relating to such Debt Securities, will continue to be obligated in all other respects under such Debt Securities and will continue to be contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to such Debt Securities.

     Unless otherwise specified in the applicable Prospectus Supplement and except as described below, the conditions to both
defeasance and covenant defeasance are as follows:   (i) such
defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable Indenture, or result in a breach or violation of, or constitute a default under, any other material agreement or instrument of the Company; (ii) certain bankruptcy-related Defaults or Events of Default with respect to the Company must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease such Debt Securities and ending on the 91st day after such date; (iii) the Company must deliver to the applicable Trustee an Opinion of Counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if such defeasance or covenant defeasance had not occurred (such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indentures);
(iv) the Company must deliver to the applicable Trustee an Officers' Certificate and an Opinion of Counsel with respect to compliance with the conditions precedent to such defeasance or covenant defeasance and with respect to certain registration requirements under the Investment Company Act of 1940, as amended and (v) any additional conditions to such defeasance or covenant defeasance which may be imposed on the Company pursuant to the applicable Indenture. (Article 4) The Indentures require that a nationally recognized firm of independent public accountants deliver to the applicable Trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of such Debt Securities. The Indentures do not provide the holders of such Debt Securities with recourse against such firm. If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government, an agency or instrumentality of the government issuing the currency in which Debt Securities of such series are payable. (Sections 1.1 and 3.1) In the event that Government Obligations deposited with the applicable Trustee for the defeasance of such Debt Securities decrease in value or default subsequent to their being deposited, the Company will have no further obligation, and the holders of such Debt Securities will have no additional recourse against the Company, as a result of such decrease in value or default. As described above, in the event of a covenant defeasance, the Company will remain contingently liable with respect to the payment of principal, interest, if any, and premium, if any, with respect to the Debt Securities.

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

                  DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Class A common stock. $.01 par value (the "Class A common stock"), 100,000,000 shares of Class B common stock, $.01 par value (the "Class B common stock"), 50,000,000 shares of Class C common stock, $.01 par value (the "Class C common stock"), 50,000,000 shares of Class D common stock, $.01 par value (the "Class D common stock"), (such classes of common stock referred to collectively as the "common stock") and 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). As of December 31, 1995, there were 6,301,056 outstanding shares of Class A common stock, 21,428,274 outstanding shares of Class B common stock and 397,948 outstanding shares of Series A 12% Cumulative Preferred Stock. No shares of Class C common stock or Class D common stock have been issued.

     Pursuant to the Company's reorganization (the "Reorganization") under Chapter 11 of the federal bankruptcy code, on April 27, 1993 the Company issued 1,900,000 shares of Class A common stock and 5,042,368 shares of Class B common stock to itself, as distribution agent for the benefit of the Company's prepetition creditors. Between August 30 and September 10, 1993, 1,404,533 of these Class A shares and 3,720,856 of these Class B shares were distributed to prepetition creditors. An additional 7,332 shares of Class A common stock and 19,924 shares of Class B common stock were sold for the benefit of prepetition creditors expected to receive less than ten shares each. As of December 31, 1995, there remained 306,743 shares of Class A common stock, 804,390 shares of Class B common stock, and approximately $1 million of cash available for distribution. Pending resolution of certain disputed claims, the Company, as distribution agent, will continue to hold undistributed Class A and Class B shares and will vote such shares of each class pro rata in accordance with the vote of all other shares of such class on any matter submitted to a vote of stockholders. Also pursuant to the Reorganization, the Company issued 493,621 shares of Class B common stock to its retirement plan. On December 14, 1993, the Company sold 8,086,579 shares of Class B common stock in an underwritten public offering. In January 1994, Air Canada converted 287,840 shares of Class B common stock into an equal number of shares of Class A common stock (see "--Class B Common Stock and Class A Common Stock").

     The following summary description of capital stock is not intended to be complete and is qualified by reference to the provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and bylaws and the agreements referred to in this summary description, copies of each of which have been filed or incorporated by reference as exhibits to the 1995 Form 10-K incorporated herein. As used in this section, except as otherwise stated or required by context, each reference to Air Canada or Air Partners, L.P. ("Air Partners") includes any successor by merger, consolidation or similar transaction and any wholly-owned subsidiary of such entity or such successor.

Common Stock -- All Classes

     Holders of common stock of all classes participate ratably as to any dividends or distributions on the common stock, except that dividends payable in shares of common stock, or securities to acquire common stock, are paid in common stock, or securities to acquire common stock, of the same class as that held by the recipient of the dividend. Upon any liquidation, dissolution or winding up of the Company, holders of common stock of all outstanding classes are entitled to receive pro rata all of the assets of the Company available for distribution to the stockholders, subject to the prior rights of holders of any outstanding Preferred Stock. Holders of common stock have no preemptive, subscription, conversion or redemption rights (other than preemptive, subscription and conversion rights of Air Partners and Air Canada described below), and are not subject to further calls or assessments. Holders of common stock have no right to cumulate their votes in the election of directors. The common stock votes together as a single class, subject to the right to a separate class vote in certain instances required by law and to the rights of holders of Class C common stock and Class D common stock to vote separately as a class to elect directors as described under "--Special Classes of Common Stock".

Class B Common Stock and Class A Common Stock

     The holders of Class B common stock are entitled to one vote per share, and the holders of Class A common stock are entitled to ten votes per share, on all matters submitted to a vote of common stockholders, except that voting rights of non-U.S. citizens are limited as set forth below under "--Limitation on Voting by Foreign Owners" and no holder of Class C common stock or Class D common stock can vote any of its Class B common stock for the election of directors (see "Special Classes of Common Stock").

     Air Canada and Air Partners (together, the "AP/AC Investors") own as of December 31, 1995 in the aggregate approximately 37.8% of the outstanding Class A common stock and Class B common stock combined, representing approximately 59.3% of total voting power (excluding the exercise of warrants held by Air Partners and the exchange of Class B common stock for Class A common stock by Air Canada) and Air Partners has warrants to acquire an additional 4,902,366 shares in the aggregate (which increases Air Partners' voting power by 11.6%, assuming exercise of such warrants). See "-Corporate Governance and Control" below for a discussion of arrangements regarding the composition of the Board of Directors of the Company.

     Air Canada may at any time convert shares of Class A common stock into an equal number of shares of Class B common stock and, so long as such exchange would comply with the Foreign Ownership Restrictions (as defined below under the caption "-Limitation on Voting by Foreign Owners") may exchange up to 1,078,944 of its shares of Class B common stock for an equal number of shares of Class A common stock. Except for these special conversion and exchange rights of Air Canada, Class B common stock is not convertible into or exchangeable for Class A common stock and Class A common stock is not convertible into or exchangeable for Class B common stock.

Limitation on Voting by Foreign Owners

     The Company's Certificate of Incorporation defines "Foreign Ownership Restrictions" as "applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers (as amended or modified from time to time)." Such restrictions currently require that no more than 25% of the voting stock of the Company be owned or controlled, directly or indirectly, by persons who are not U.S. Citizens ("Foreigners") for purposes of the Foreign Ownership Restrictions, and that the Company's president and at least two-thirds of its other managing officers and directors be U.S. Citizens. For purposes of the Certificate of Incorporation, "U.S. Citizen" means (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States. The Certificate of Incorporation provides that no shares of capital stock may be voted by or at the direction of Foreigners, unless such shares are registered on a separate stock record (the "Foreign Stock Record") maintained by the Company for the registration of ownership of voting stock by Foreigners. The Company's Bylaws further provide that no shares will be registered on the Foreign Stock Record if the amount so registered would exceed the Foreign Ownership Restrictions or adversely affect the Company's operating certificates or authorities. Registration on the Foreign Stock Record is made in chronological order based on the date the Company receives a written request for registration, except that certain shares held by Air Canada, and, after such shares, certain shares acquired by Air Partners in connection with its original investment in the Company that are subsequently transferred to any Foreigner are entitled to be registered prior to, and to the exclusion of, other shares. Shares currently owned by Air Canada and registered on the Foreign Stock Record constitute a substantial portion of the shares that may be voted by Foreigners under the Foreign Ownership Restrictions. Accordingly, at this time only a very limited number of shares of Class B common stock or Class A common stock of the Company may be registered on the Foreign Stock Record and voted by any Foreigner other than Air Canada.
</R.
Stockholders' Agreement

     Pursuant to a Subscription and Stockholders' Agreement dated as of April 27, 1993 among the Company, Air Partners and Air Canada (the "Stockholders' Agreement"), Air Partners and Air Canada have each agreed that they will vote their shares of common stock to elect six directors designated by Air Canada, six directors designated by Air Partners and six directors not affiliated with Air Canada or Air Partners and who are satisfactory to Air Partners, and to give effect to certain other agreements regarding the composition of the board and its committees. They have further agreed through April 27, 1996 to vote for the election of three persons designated by the committee representing Prepetition Creditors to serve among the six independent directors. Each such party has also agreed to limit its holdings to a specified percentage of total voting power and to restrict its transfers of Class A common stock (including warrants to purchase such stock), certain shares of Class B common stock owned by Air Canada, and as applicable, Class C common stock and Class D common stock, through April 27, 1997, unless the other party consents to the proposed transfer. Air Partners has further granted Air Canada a right of first refusal to acquire its shares of Class A common stock or Class D common stock in the event it receives, after April 27, 1997, a good faith offer from a third party to purchase all or any portion of such shares, and in the event it proposes to sell any such shares in a Rule 144 transaction after such date. Air Partners has also given Air Canada an option, exercisable after April 27, 1997 (and subject to the Foreign Ownership Restrictions), to purchase such shares at their market price plus a specified control premium. In addition, Air Partners has agreed to restrict its ability to sell Class B common stock to any air carrier in a private sale at any time prior to April 27, 1997. Unless extended by the parties, or terminated earlier due to the occurrence of certain terminating events, the Stockholders' Agreement will terminate on April 27, 2002.

Warrants



     In connection with the Reorganization, Air Partners and Air Canada acquired warrants to purchase shares of Class A common stock and Class B common stock at exercise prices of $15 and $30 per share. The warrants held by Air Canada were repurchased and canceled by the Company on September 29, 1995. The warrants held by Air Partners expire if not exercised on or before April 27, 1998.

Corporate Governance and Control

     Board of Directors. The Certificate of Incorporation provides that the Company's Board of Directors consists of 18 directors to be elected by holders of common stock, exclusive of any directors who may be elected by holders of Preferred Stock. The AP/AC Investors have agreed to vote their shares to elect six directors designated by Air Partners, six directors designated by Air Canada, and six additional directors satisfactory to Air Partners. See "-- Stockholders' Agreement". Pursuant to the Certificate of Incorporation, (i) the six additional directors must be independent of Air Partners and Air Canada and, until the first annual meeting of stockholders after April 27, 1996, must include three directors designated by the committee representing prepetition creditors, and
(ii) at each annual meeting, the Board must nominate the chief executive officer for election as a director.

     Supermajority Vote Requirements. The Certificate of Incorporation requires the affirmative vote of shares having at least two-thirds of the total voting power of common stock, voting together as a single class, to amend certain provisions of the Certificate of Incorporation regarding the number of authorized shares and the relative rights of classes of capital stock election and voting of directors, and rights of the AP/AC Investors to purchase additional shares of Class B common stock.

     The Certificate of Incorporation also provides that, unless prohibited by law, the affirmative vote of at least 70% (75% if more than one director is elected by holders of Preferred Stock or in certain other instances) of directors (a "Supermajority Vote") is required to approve certain extraordinary transactions, including (i) authorization, issuance or disposition of Class A common stock or rights to acquire Class A common stock, (ii) liquidation or dissolution of the Company, (iii) any fundamental change in the lines of business of the Company, (iv) appointment of a receiver for the Company or commencement of bankruptcy proceedings or (v) any amendment to the Plan of Reorganization. In addition, a Supermajority Vote of directors will be required to approve the following transactions, if such Supermajority Vote requirements are approved by the DOT as complying with the Foreign Ownership Restrictions: (a) approval of capital expenditures in any fiscal year that exceed by more than $50,000,000 the amount of capital expenditures set forth in the Company's capital budget; (b) approval to incur indebtedness for money borrowed in any fiscal year that exceeds by more than $50,000,000 the maximum principal amount of indebtedness projected in the Company's financial plan for such year; (c) certain acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and (d) the taking of certain actions with respect to material contracts (as defined) of the Company.

     The Certificate of Incorporation further requires approval by two-thirds of the directors in office (assuming no vacancies) to approve contracts (or any amendments thereof) between the Company and any air carrier (other than Air Canada) with respect to a code-sharing or marketing alliance or to amend provisions of the Company's bylaws governing (i) the composition of the Board of Directors and committees and procedures regarding Board and committee actions or (ii) the ownership and voting of stock by Foreigners. Such bylaw amendments also must be approved by at least a majority vote of holders of common stock, unless they have been approved by a majority of the directors designated or elected by the AP/AC Investors.

     Contracts and transactions between the Company and its directors, officers or other related parties also must be approved by a majority (or, in cases otherwise subject to a Supermajority Vote, by 75%) of disinterested directors, unless such contracts or transactions are approved by the stockholders or are otherwise fair to the Company.

     Fairness Opinion; Business Combinations. The Certificate of Incorporation provides that the Board of Directors will not approve any merger or similar corporate transaction unless, prior to the approval, the Board receives an opinion of an independent investment banking firm that the consideration to be received by the holders of common stock is fair from a financial point of view to such holders. The Certificate of Incorporation provides that the Company is not governed by Section 203 of the General Corporation Law of Delaware which, in the absence of such provision, would have imposed additional requirements regarding mergers and other business combinations.

     Antidilution Rights of AP/AC Investors. Pursuant to the Certificate of Incorporation, each AP/AC Investor is given the right to purchase from the Company additional shares of Class B common stock to the extent necessary to maintain its pro rata ownership of the outstanding Class B common stock. Such antidilution rights terminate as to an AP/AC Investor if the total voting power of the common stock beneficially owned by such AP/AC Investor is less than 20% of the total voting power of all of the outstanding common stock.

     Procedural Matters. The Company's bylaws require stockholders seeking to nominate directors or propose other matters for action at a stockholders' meeting to deliver notice thereof to the Company certain specified periods in advance of the meeting and to follow certain other specified procedures.

     Change in Control. The cumulative effect of the provisions of the Certificate of Incorporation and bylaws referred to under this heading "Capital Stock", and the Stockholders' Agreement referred to under "--Stockholders' Agreement", is to maintain certain rights of the AP/AC Investors to elect directors and otherwise to preserve their relative ownership and voting positions. These provisions may have the effect of delaying, deferring or preventing a change in control of the Company.

Special Classes of Common Stock

     The Certificate of Incorporation authorizes Class C common stock and Class D common stock as a mechanism to provide, under certain circumstances, a specified level of board representation for each of the AP/AC Investors. No shares of Class C common stock or Class D common stock are currently outstanding, and they may only be issued in limited circumstances upon conversion of Class A common stock held by AP/AC Investors. In the event the AP/AC Investors hold shares of Class A common stock and Class B common stock representing 50% or less of the combined voting power of all classes of common stock, or if the Stockholders' Agreement is no longer in effect, each of the AP/AC Investors has the option, which may be exercised only once, to convert all (but not less than all) shares of Class A common stock held by it into an equal number of shares of Class C common stock, in the case of Air Canada, or Class D common stock, in the case of Air Partners. Such right of conversion is further conditioned upon the AP/AC Investor holding common stock having at least 20% of the total voting power of all classes of common stock.

     After such conversion, holders of Class C common stock and Class D common stock are each entitled to elect six directors, voting as a separate class. When shares of Class C common stock are outstanding, Air Canada has no right to vote any of its shares of Class B common stock for the election of directors; and if Air Canada becomes the beneficial owner of additional shares of Class
A common stock during such time, such shares will automatically be converted into an equal number of shares of Class C common stock. Likewise, when shares of Class D common stock are outstanding, Air Partners may not vote any of its shares of Class B common stock for the election of directors; and if Air Partners becomes the beneficial owner of any additional shares of Class A common stock during such time, such shares will automatically be converted into Class D common stock. Each share of Class C common stock and Class D common stock has ten votes and, as to matters other than the election of directors, votes together with all other classes of common stock as a single class. In the event the voting power of all common stock held by an AP/AC Investor represents less than 20% of the voting power of all classes of common stock, all Class C common stock or Class D common stock held by such AP/AC Investor will automatically convert into an equal number of shares of Class A common stock. Shares of Class C common stock and Class D common stock also convert automatically into an equal number of shares of Class A common stock upon the transfer of record or beneficial ownership of such Class C common stock or Class D common stock to any person other than certain related parties of the original holder. Each AP/AC Investor may also at any time voluntarily convert all (but not less than all) shares of Class C common stock or Class D common stock held by it into an equal number of shares of Class A common stock. All shares of Class C common stock or Class D common stock surrendered by an AP/AC Investor for conversion into Class A common stock will be canceled and may not be reissued.

Redeemable Preferred Stock

     The Company has authorized and issued a class of preferred stock, designated as Series A 12% Cumulative Preferred Stock.

     Holders of the Series A 12% Preferred are entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends payable quarterly in additional shares of such preferred stock for dividends accumulating through December 31, 1996. Thereafter dividends are payable in cash at an annual rate of $12 per share; provided, however, that to the extent net income (as defined in the certificate of designation for the preferred stock) for any calendar quarter is less than the amount of dividends due on all outstanding shares of the Series A 12% Preferred for such quarter, the Board of Directors may declare dividends payable in additional shares of Series A 12% Preferred in lieu of cash. At any time, the Company may redeem, in whole or in part, on a pro rata basis among the stockholders, any outstanding shares of the Series A 12% Preferred. All outstanding shares of the Series A 12% Preferred are mandatorily redeemable on April 27, 2003 out of legally available funds. The redemption price is $100 per share plus accrued and unpaid dividends. Shares of the Series A 12% Preferred are not convertible into shares of common stock and such shares do not have voting rights, except under limited circumstances. Shares of the Series A 12% Preferred have a liquidation preference of $100 per share plus accrued and unpaid dividends, senior to any distribution on shares of common stock.

     In the event the Company violates certain covenants set forth in the certificate of designation relating to the Series A 12% Preferred, fails to pay the full amount of dividends on the preferred stock for nine consecutive quarterly payment dates or shall not have redeemed the preferred stock within five days of the date of any redemption of which the Company has given, or is required to give, notice (a "Default"), the holders of the Series
A 12% Preferred as to which a Default exists, voting (subject to the Foreign Ownership Restrictions) together as one class, are entitled to elect one member of the Board of Directors. In the event the Company pays in full all dividends accrued on the preferred stock for three consecutive payment dates following such Default (and no dividend arrearages exist as to such stock), or otherwise cures any other default that gives rise to such voting rights, the holders of the Series A 12% Preferred will cease to have the right to elect a director.

     The consent or approval of the holders of a majority of the then-outstanding shares of Series A 12% Preferred is required for the creation of certain classes of senior or parity stock, certain mergers or sales of substantially all of the Company's assets, the voluntary liquidation or dissolution of the Company and amendments to the terms of the preferred stock that would adversely affect the Series A 12% Preferred.

     The Board of Directors of the Company has the authority, without any vote by the stockholders, to issue additional shares of preferred stock, up to the number of shares authorized in the Certificate of Incorporation, as it may be amended from time to time, in one or more series, and to fix the number of shares constituting any such series, the designations, preferences and relative rights and qualifications of such series, including the voting rights, dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series.

Limitation of Director Liability and Indemnification

     The Company's Certificate of Incorporation provides, to the fullest extent permitted by Delaware law as it may from time to time be amended, that no director shall be liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that such waiver may not apply to liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction from which the director derived any improper personal benefit. The Certificate of Incorporation further provides that the Company will indemnify each of its directors and officers to the full extent permitted by Delaware law and may indemnify certain other persons as authorized by law.

       INFORMATION TO BE PROVIDED BY PROSPECTUS SUPPLEMENT

     The Prospectus Supplement which accompanies this Prospectus provides (i) more detailed information on use of proceeds (including the interest rate and maturity date of debt to be repaid, if any, with the proceeds of Debt Securities offered by such Prospectus Supplement), and (ii) the anticipated market for the Debt Securities being offered by such Prospectus Supplement.

                      PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors or other persons directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the Offered Securities.

     The following information is included in this Prospectus because Debt Securities may be offered and sold in the State of Florida. The Company pays a small fee (approximately $83,000 in 1995) to Cubana Airlines, a company located in Cuba, in connection with overflights of Cuba. This information is accurate as of the date of this Prospectus. Current information concerning the business dealings of the Company or its affiliates with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Florida Department of Banking and Finance, Division of Securities and Investor Protection, The Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                         LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities offered hereby has been passed upon for Continental by Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002-2778.

                             EXPERTS

     The consolidated financial statements (including schedules incorporated by reference) of Continental Airlines, Inc. at December 31, 1995 and 1994 and for each of the two years ended December 31, 1995 and for the period April 28, 1993 through December 31, 1993, and the consolidated statements of operations, redeemable and non-redeemable preferred stock and common stockholders' equity and cash flows of Continental Airlines Holdings, Inc. for the period January 1, 1993 through April 27, 1993, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

==================================================

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or in any accompanying
Prospectus Supplement in connection with the offer contained in this Prospectus and in the accompanying Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or any underwriters, agents or dealers. Neither this Prospectus nor any accompanying Prospectus
Supplement constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any accompanying
Prospectus Supplement nor any sale made hereunder and thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein or therein is correct at any time subsequent to the date hereof or thereof.

             _______________________


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Available Information
Incorporation of Certain Documents
    by Reference
The Company
Ratios of Earnings to Fixed Charges
Use of Proceeds
Description of Debt Securities
Description of Capital Stock
Information to be Provided by Prospectus
    Supplement
Plan of Distribution
Legal Opinions
Experts


==================================================

==================================================




                    Continental
                  Airlines, Inc.




                  Debt Securities





                -------------------
                    PROSPECTUS
                -------------------




==================================================

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are:

     Securities and Exchange Commission
     registration filing fee . . . . . . . . . . .$ 344,827.59*
     Blue Sky qualification fees and
     expenses, including legal fee . . . . . . . .30,000.00
     Printing and engraving expenses . . . . . . .100,000.00
     Trustee fees and expenses . . . . . . . . . .15,000.00
     Accounting fees and expenses. . . . . . . . .100,000.00
     Legal fees and expenses . . . . . . . . . . .100,000.00
     Miscellaneous . . . . . . . . . . . . . . . .8,422.41

          Total. . . . . . . . . . . . . . . . . .$ 700,000.00

     *  Previously paid (on June 3, 1994).


Item 15.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation and bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

     "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

      The Company maintains directors' and officers' liability insurance. Air Partners and Air Canada have also entered into indemnification agreements with directors and officers of the Company covering certain liabilities, excluded from such insurance, that might arise from claims by or on behalf of Air Partners or Air Canada.

Item 16.  Exhibits.


Exhibit
Number           Exhibit Description
-------          -------------------
Exhibit 1.1      Underwriting Agreement for Pass Through
                 Certificates of Continental Airlines, Inc. (to be filed as an exhibit to a report on Form 8-K that is incorporated by reference into the Registration Statement subsequent to the effectiveness of this post-effective amendment)

Exhibit 1.2 Underwriting Agreement for Debt Securities of Continental Airlines, Inc. (to be filed as an exhibit to a report on Form 8-K that is incorporated by reference into the Registration Statement subsequent to the effectiveness of this post-effective amendment)

Exhibit 4.1* Form of Pass Through Trust Agreement between Continental Airlines, Inc. and Shawmut Bank Connecticut, National Association, as Trustee, relating to certain Pass Through Certificates

Exhibit 4.2*     Form of Pass Through Certificate (included in
                 Exhibit 4.1)

Exhibit 4.3* Form of Pass Through Trust Agreement between Continental Airlines, Inc. and First Security Bank of Utah, National Association, as Trustee, relating to certain Pass Through Certificates

Exhibit 4.4*     Form of Pass Through Certificate (included in
                 Exhibit 4.3)

Exhibit 4.5*     Form of Indenture between Continental Airlines,
                 Inc. and Bank One, Texas, National Association, as Trustee, relating to Senior Debt Securities

Exhibit 4.6*     Form of Indenture between Continental Airlines,
                 Inc. and Bank One, Texas, National Association, as Trustee, relating to Subordinated Debt
                 Securities

Exhibit 5.1*     Opinion of Hughes Hubbard & Reed, counsel for
                 Continental Airlines, Inc., relating to Pass
                 Through Certificates

Exhibit 5.2* Opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for Continental Airlines, Inc., relating to Debt Securities

Exhibit 5.3* Opinion of Shipman & Goodwin, counsel for Shawmut Bank Connecticut, National Association, relating to certain Pass Through Certificates

Exhibit 5.4*     Opinion of Ray, Quinney & Nebeker, counsel for
                 First Security Bank of Utah, National
                 Association, relating to certain Pass Through
                 Certificates

Exhibit 8.1* Tax Opinion of Hughes Hubbard & Reed, counsel for Continental Airlines, Inc., relating to Pass
                 Through Certificates (included in Exhibit 5.1)

Exhibit 8.2*     Tax Opinion of Shipman & Goodwin, counsel for
                 Shawmut Bank Connecticut, National Association, relating to certain Pass Through Certificates
                 (included in Exhibit 5.3)

Exhibit 8.3* Tax Opinion of Ray, Quinney & Nebeker, counsel for First Security Bank of Utah, National
                 Association, relating to certain Pass Through
                 Certificates (included in Exhibit 5.4)

Exhibit 12       Computation of Ratio of Earnings to Fixed Charges

Exhibit 23.1     Consent of Ernst & Young

Exhibit 23.2*    Consent of Hughes Hubbard & Reed, counsel for
                 Continental Airlines, Inc. (included in Exhibit
                 5.1)

Exhibit 23.3* Consent of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for Continental Airlines, Inc. (included in Exhibit 5.2)

Exhibit 23.4* Consent of Shipman & Goodwin, counsel for Shawmut Bank Connecticut, National Association (included in Exhibit 5.3)

Exhibit 23.5*    Consent of Ray, Quinney & Nebeker, counsel for
                 First Security Bank of Utah, National Association (included in Exhibit 5.4)

Exhibit 24.1**   Powers of Attorney

Exhibit 25.1*    Statement of Eligibility of Shawmut Bank
                 Connecticut, National Association, on Form T-1

Exhibit 25.2* Statement of Eligibility of First Security Bank of Utah, National Association, on Form T-1

Exhibit 25.3*    Statement of Eligibility of Bank One, Texas,
                 National Association, on Form T-1

___________________

* Filed on July 1, 1994 in connection with the filing of (pre-effective) Amendment Number 1 to this Registration Statement.
** Filed on June 3, 1994 in connection with the initial filing of this Registration Statement.


Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes if securities are to be offered pursuant to competitive bidding (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in this registration statement, together with any supplements thereto, and (2) to file an amendment to this registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by purchasers is proposed to be made.

     (d) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) To the extent the registrant intends to rely on section 305(b)(2) of the Trust Indenture Act of 1939 for determining the eligibility of the trustee under indentures for securities to be used, offered or sold on a delayed basis by or on behalf of the registrant, the undersigned registrant hereby undertakes to file an application for the purpose of determining the liability of the trustee to act under subsection (a) of section 310 of such Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of such Act.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 18, 1996.

                              CONTINENTAL AIRLINES, INC.


                              By:  /s/ JEFFERY A. SMISEK
                                 ---------------------------
                                 Jeffery A. Smisek
                                 Senior Vice President,
                                 General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated, on March 18, 1996.


Signature                        Title

/s/ GORDON M. BETHUNE
----------------------------
Gordon M. Bethune                President, Chief Executive
                                 Officer (Principal Executive
                                 Officer) and Director


/s/ LAWRENCE W. KELLNER
----------------------------
Lawrence W. Kellner              Senior Vice President and Chief
                                 Financial Officer (Principal
                                 Financial Officer)


/s/ MICHAEL P. BONDS
----------------------------
Michael P. Bonds                 Staff Vice President and
                                 Controller (Principal Accounting
                                 Officer)


----------------------------
Thomas J. Barrack, Jr.           Director

          *
----------------------------
David Bonderman                  Director


----------------------------
Gregory D. Brenneman             Director


          *
----------------------------
Joel H. Cowan                    Director


         *
----------------------------
Patrick Foley                    Director


         *
----------------------------
Rowland C. Frazee                Director


         *
----------------------------
Hollis L. Harris                 Director


----------------------------
Dean C. Kehler                   Director


         *
----------------------------
Robert L. Lumpkins               Director


         *
----------------------------
Douglas McCorkindale             Director


         *
----------------------------
David E. Mitchell, O.C.          Director


          *
----------------------------
Richard W. Pogue                 Director


         *
----------------------------
William S. Price III             Director


         *
----------------------------
Donald L. Sturm                  Director


         *
----------------------------
Claude I. Taylor, O.C.           Director


         *
----------------------------
Karen Hastie Williams            Director


----------------------------
Charles A. Yamarone              Director



*    By:  /s/ BARRY P. SIMON
        ----------------------------
          Barry P. Simon
          Senior Vice President--Europe

                          EXHIBIT INDEX


Exhibit
Number           Exhibit Description
-------          -------------------
Exhibit 1.1      Underwriting Agreement for Pass Through
                 Certificates of Continental Airlines, Inc. (to be filed as an exhibit to a report on Form 8-K that is incorporated by reference into the Registration Statement subsequent to the effectiveness of this post-effective amendment)

Exhibit 1.2 Underwriting Agreement for Debt Securities of Continental Airlines, Inc. (to be filed as an exhibit to a report on Form 8-K that is incorporated by reference into the Registration Statement subsequent to the effectiveness of this post-effective amendment)

Exhibit 4.1* Form of Pass Through Trust Agreement between Continental Airlines, Inc. and Shawmut Bank Connecticut, National Association, as Trustee, relating to certain Pass Through Certificates

Exhibit 4.2*     Form of Pass Through Certificate (included in
                 Exhibit 4.1)

Exhibit 4.3* Form of Pass Through Trust Agreement between Continental Airlines, Inc. and First Security Bank of Utah, National Association, as Trustee, relating to certain Pass Through Certificates

Exhibit 4.4*     Form of Pass Through Certificate (included in
                 Exhibit 4.3)

Exhibit 4.5*     Form of Indenture between Continental Airlines,
                 Inc. and Bank One, Texas, National Association, as Trustee, relating to Senior Debt Securities

Exhibit 4.6*     Form of Indenture between Continental Airlines,
                 Inc. and Bank One, Texas, National Association, as Trustee, relating to Subordinated Debt
                 Securities

Exhibit 5.1*     Opinion of Hughes Hubbard & Reed, counsel for
                 Continental Airlines, Inc., relating to Pass
                 Through Certificates

Exhibit 5.2*     Opinion of Mayor, Day, Caldwell & Keeton,
                 L.L.P., counsel for Continental Airlines, Inc., relating to Debt Securities

Exhibit 5.3*     Opinion of Shipman & Goodwin, counsel for
                 Shawmut Bank Connecticut, National Association, relating to certain Pass Through Certificates

Exhibit 5.4*     Opinion of Ray, Quinney & Nebeker, counsel for
                 First Security Bank of Utah, National
                 Association, relating to certain Pass Through
                 Certificates

Exhibit 8.1* Tax Opinion of Hughes Hubbard & Reed, counsel for Continental Airlines, Inc., relating to Pass
                 Through Certificates (included in Exhibit 5.1)

Exhibit 8.2*     Tax Opinion of Shipman & Goodwin, counsel for
                 Shawmut Bank Connecticut, National Association, relating to certain Pass Through Certificates
                 (included in Exhibit 5.3)

Exhibit 8.3* Tax Opinion of Ray, Quinney & Nebeker, counsel for First Security Bank of Utah, National
                 Association, relating to certain Pass Through
                 Certificates (included in Exhibit 5.4)

Exhibit 12       Computation of Ratio of Earnings to Fixed
                 Charges

Exhibit 23.1     Consent of Ernst & Young

Exhibit 23.2*    Consent of Hughes Hubbard & Reed, counsel for
                 Continental Airlines, Inc. (included in Exhibit
                 5.1)

Exhibit 23.3*    Consent of Mayor, Day, Caldwell & Keeton,
                 L.L.P., counsel for Continental Airlines, Inc.
                 (included in Exhibit 5.2)

Exhibit 23.4*    Consent of Shipman & Goodwin, counsel for
                 Shawmut Bank Connecticut, National Association
                 (included in Exhibit 5.3)

Exhibit 23.5*    Consent of Ray, Quinney & Nebeker, counsel for
                 First Security Bank of Utah, National
                 Association (included in Exhibit 5.4)

Exhibit 24.1**   Powers of Attorney

Exhibit 25.1*    Statement of Eligibility of Shawmut Bank
                 Connecticut, National Association, on Form T-1

Exhibit 25.2* Statement of Eligibility of First Security Bank of Utah, National Association, on Form T-1

Exhibit 25.3*    Statement of Eligibility of Bank One, Texas,
                 National Association, on Form T-1


___________________

* Filed on July 1, 1994 in connection with the filing of (pre-effective) Amendment Number 1 to this Registration Statement.
** Filed on June 3, 1994 in connection with the initial filing of this Registration Statement.